UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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Servotronics, INC.
(Name of Registrant as Specified in Its Charter)

STAR EQUITY FUND, LP

STAR EQUITY FUND GP, LLC

STAR VALUE, LLC

STAR EQUITY HOLDINGS, INC.

STAR INVESTMENT MANAGEMENT, LLC

JEFFREY E. EBERWEIN

HANNAH M. BIBLE

BASHARA (BO) BOYD

RICHARD K. COLEMAN, JR.

JOHN W. GILDEA

DANIEL M. KOCH

LOUIS A. PARKS

ROBERT G. PEARSE

G. MARK POMEROY

BRANDON G. STRANZL

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Star Equity Fund, LP, a Delaware limited partnership (“Star Equity Fund”), together with the other participants named herein, intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of stockholders of Servotronics, Inc., a Delaware corporation.

On May 13, 2022, Star Equity Fund issued the following press release:

Star Equity Fund Issues Statement on Successful Campaign at Servotronics

Was Change Agent for Recent Board Changes

Will Continue to Monitor Company’s Progress and Act if Needed

Old Greenwich, CT – May 13, 2022 – Star Equity Fund, LP (“Star Equity Fund”, “we”, “our”), a shareholder of Servotronics, Inc. (NYSE American: SVT) (“Servotronics” or “the Company”), seeks to unlock shareholder value and improve corporate governance at its portfolio companies. We are pleased to announce that our campaign at Servotronics, including our nomination of a diverse, highly qualified slate of director candidates for election to the Company’s board of directors (the “Board”) and advocacy for various improvements in the Company’s corporate governance, caused the Company to take several positive steps it likely would not have taken independently.

Under pressure from our campaign, the Company recently announced several Board composition and governance changes including:

•	The appointment of a new, qualified Chief Executive Officer
•	The addition of Karen Howard and shareholder representative Evan Wax to the Board
•	The naming of independent director Christopher Marks as Chairman of the Board
•	The resignation of Jason Bear from the Board
•	The termination of its poison pill
•	The reconfirmation that Kenneth Trbovich would not be nominated for election at its 2022 annual meeting

We believe these developments improve the Board and do not believe the incumbent Board would have made such sweeping changes had it not been for our activist campaign.

Unfortunately, the incumbent Board also made several other changes to its bylaws, erecting barriers to shareholders holding the Board accountable by nominating qualified candidates for election to the Board. These changes include:

•	The establishment of an early nomination window of 120-150 days from the anniversary of the prior year’s annual meeting
•	The addition of a requirement that director candidates deliver a Company-form questionnaire at the time of their nomination, with the form required to be requested from the Company in advance of nomination
•	The addition of update requirements for certain information required to be provided in a nomination notice
•	The addition of the general ability for the Company to require additional information from nominees after the nomination

In addition, we are disappointed that Ed Cosgrove and Lucion Gygax remain on the Board. In our view, both directors either enabled or at best failed to see malfeasance occurring at Servotronics, and we believe their continued directorship represents an impediment to further positive change and is harmful to shareholders’ interests.

While we are pleased with the two new additions to the Board and plan to withdraw our nomination for this year’s annual meeting, we will continue to monitor the Company’s progress and will remain ready to act in the future on behalf of shareholders if progress on improving shareholder value and shareholder rights is not made.

About Star Equity Fund, LP

Star Equity Fund, LP is an investment fund managed by Star Equity Holdings, Inc. Star Equity Fund seeks to unlock shareholder value and improve corporate governance at its portfolio companies.

About Star Equity Holdings, Inc.

Star Equity Holdings, Inc. is a diversified holding company with three divisions: Healthcare, Construction, and Investments.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Star Equity Fund, LP (“Star Equity Fund”), together with the other participants named herein (collectively, “Star Equity”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly qualified director nominees at the 2022 annual meeting of stockholders of Servotronics, Inc., a Delaware corporation (the “Company”).

STAR EQUITY STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The participants in the proxy solicitation are anticipated to be Star Equity Fund, Star Equity Fund GP, LLC (“Star Equity Fund GP”), Star Value, LLC (“Star Value”), Star Equity Holdings, Inc. (“Star Equity Holdings”), Star Investment Management, LLC (“Star Investment Management”), Jeffrey E. Eberwein, Hannah M. Bible, BaShara (Bo) Boyd, Richard K. Coleman, Jr., John W. Gildea, Daniel M. Koch, Louis A. Parks, Robert G. Pearse, G. Mark Pomeroy and Brandon G. Stranzl.

As of the date hereof, Star Equity Fund beneficially owns directly 54,688 shares of common stock, par value $0.20 per share, of the Company (the “Common Stock”). Star Equity Fund GP, as the general partner of Star Equity Fund, may be deemed to beneficially own the 54,688 shares of Common Stock owned directly by Star Equity Fund. Star Value, as the sole member of Star Equity Fund GP, may be deemed to beneficially own the 54,688 shares of Common Stock owned directly by Star Equity Fund. Star Equity Holdings, as the parent company of Star Equity Fund, may be deemed to beneficially own the 54,688 shares of Common Stock owned directly by Star Equity Fund. Star Investment Management, as the investment manager of Star Equity Fund, may be deemed to beneficially own the 54,688 shares of Common Stock owned directly by Star Equity Fund. Mr. Eberwein, as the Portfolio Manager of Star Equity Fund, may be deemed to beneficially own the 54,688 shares of Common Stock owned directly by Star Equity Fund. As of the date hereof, none of Mses. Bible or Boyd or Messrs. Coleman, Gildea, Koch, Parks, Pearse, Pomeroy, or Stranzl beneficially owns any Common Stock.

For more information contact:
Star Equity Fund, LP	The Equity Group
Jeffrey E. Eberwein	Lena Cati
Portfolio Manager	Senior Vice President
203-489-9501	212-836-9611
jeff.eberwein@starequity.com	lcati@equityny.com